UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      November 30, 2004

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

401 North Main Street,
Winston-Salem, NC 27102-2990
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:      336-741-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CF 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K, filed on December 6, 2004, to correctly state the amount of the initial grant for deferred stock units in the second paragraph, which was incorrectly noted as 2,500 instead of 3,500 deferred stock units.

ITEM 1.01 Entry into a Material Definitive Agreement.

     On November 30, 2004, the board of directors of Reynolds American Inc., referred to as RAI, amended the Reynolds American Inc. Annual Incentive Award Plan, effective July 30, 2004 (the “Plan”), to eliminate the option to defer payment of future awards under the Plan, and to clarify the determination of awards under the Plan when a Plan participant is transferred to a non-participating company, returns to active employment while on salary continuation or severance pay or has his or her salary continuation or severance pay interrupted in the short term. A copy of the Plan, as amended on November 30, 2004, is attached as Exhibit 10.1 to this report.

     On November 30, 2004, the Corporate Governance and Nominating Committee of the Board of Directors of RAI approved the following compensation for the position of Non-Executive Chairman of the Board: an annual retainer of $114,000; Board meeting attendance fees of $2,500 per meeting; an initial grant of 3,500 deferred stock units under the Equity Incentive Award Plan for Directors of Reynolds American Inc. and Subsidiaries (the “EIAP”) upon election as Non-Executive Chairman; an annual grant of 2,000 deferred stock units under the EIAP; and quarterly grants of deferred stock units equal in value to $20,000 per quarter under the EIAP. A Non-Executive Chairman also will receive all other benefits received by outside directors of RAI, including life insurance having a death benefit up to $100,000, excess liability and business travel accident insurance and matching gifts under RAI’s matching gifts program for directors.

ITEM 9.01 Financial Statements and Exhibits.

(c)     Exhibits.

Number	Exhibit
10.1	Reynolds American Inc. Annual Incentive Award Plan, Effective July 30, 2004, As Amended November 30, 2004 (incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K dated December 6, 2004).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

Name: McDara P. Folan, III
Title: Senior Vice President, Deputy General Counsel
and Secretary

Date: December 29, 2004